UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2021

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Contract

On April 29, 2021, Whirlpool Corporation (the “Company”), closed its offering of $300 million aggregate principal amount of 2.400% Senior Notes due 2031 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-255372), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “Commission”). On April 26, 2021, the Company filed a pricing supplement with the Commission relating to the Notes.

The Company intends to use the net proceeds from the sale of the Notes to redeem $300 million aggregate principal amount of 4.850% senior notes due June 15, 2021. Consistent with the Company’s Sustainability Bond Framework, the Company intends to allocate an amount equal to the net proceeds from the sale of the Notes to fund one or more new or existing environmental and social Eligible Projects, as defined in the Company’s prospectus supplement dated April 26, 2021.

The Notes were issued under an indenture (the “Indenture”), dated March 20, 2000, between the Company, as issuer, and U.S. Bank National Association (as successor to Citibank, N.A.), as trustee, as supplemented by a Certificate of Designated Officers establishing the terms and providing for the issuance of the Notes, a copy of which is filed as Exhibit 4.1 hereto. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated April 26, 2021 (the “Underwriting Agreement”), among the Company, as issuer, and BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters in connection with the offering and sales of the Notes.

Kirkland & Ellis LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated April 29, 2021, regarding certain legal matters with respect to the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement and Certificate of Designated Officers does not purport to be complete and is qualified in its entirety by reference to the full text of each of the foregoing, which are filed with this report as Exhibits 1.1 and 4.1, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

Exhibit 1.1	Underwriting Agreement, dated April 26, 2021, among the Company, BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC

Exhibit 4.1	Certificate of Designated Officers of Whirlpool Corporation, dated April 29, 2021.

Exhibit 5.1	Opinion of Kirkland & Ellis LLP.

Exhibit 23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Website Disclosure

We routinely post important information for investors on our website, whirlpoolcorp.com, in the “Investors” section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Forward-Looking statements:

This current report contains certain forward-looking statements that are not historical facts or current facts, including those related to intended use of proceeds and intended use of amounts equal to net proceeds from the offering. These forward-looking statements convey Whirlpool’s current expectations or forecasts of future events. Forward-looking statements are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “focus,” “goal,” “intend,” “may,” “plan,” “project,” “strategy,” “target” and “will” or similar statements or variations of such terms and other similar expressions. Forward-looking statements regarding Whirlpool involve known and unknown risks, uncertainties and other factors that may cause Whirlpool’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements in this current report. Certain of these risks and uncertainties are described in the “Risk Factors” section of Whirlpool’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements contained herein, which are made only as of the date of this document. Whirlpool does not undertake any obligation to publicly release any updates or revisions to any forward-looking statements to reflect the impact of events or circumstances that arise after the date the forward-looking statements were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021	WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Assistant General Counsel and Corporate Secretary